EXHIBIT 3(i)

                 ARTICLES SUPPLEMENTARY

     Crown Central Petroleum Corporation, a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter referred to as the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland, that:

     FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation by Sections 5.1 and 5.2 of the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors has duly authorized and created two series of preferred shares of the Corporation, designated as "Series A Junior Participating Preferred Stock" and "Series B Junior Participating Preferred Stock" (the Series A Junior Participating Preferred Stock and the Series B Junior Participating Preferred Stock are collectively referred to herein as the "Preferred Stock"), respectively.

     SECOND: A description of such Preferred Stock, including the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption, all as set by the Board of Directors of the Corporation, and as set forth in the new
Section 5.4 and Section 5.5 of the Corporation's Amended and Restated Articles of Incorporation, is as follows:

     Section 5.4.  Series A Junior Participating Preferred Stock.
     (a) Designation and Amount. Pursuant to a resolution adopted by the Board of Directors of the Corporation on February 1, 2000, 4,818 preferred shares (of no par value) are hereby constituted as a series of preferred shares of the Corporation which shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which shall be as set forth herein.
     (b) Dividends and Distribution. Subject to the prior and superior rights of the holders of any preferred shares of any series ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of Series A Preferred Stock, in preference to the holders of Class A Common Stock and Class B Common Stock of the Corporation, shall be entitled to receive, together and on parity with the Series B Preferred Stock described in Section 5.5 below, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock,

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since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
     Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.
     (c) Voting Rights. The holders of Series A Preferred Stock shall have the following voting rights:
          (1) In all proceedings in which action of the stockholders shall be taken, subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on

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all matters submitted to a vote of the shareholders of the
Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of Common Stock, then in each such case the number of votes per share to which holders of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Stock outstanding immediately after such event and the denominator of which is the number of Common Stock that were outstanding immediately prior to such event.
     (2) Except as otherwise provided herein or by law, the holders of Series A Preferred Stock, and the holders of Common Stock and all other series or classes of stock (including, without limitation, the Series B Preferred) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (3) The foregoing clauses (c)(1) and (c)(2) notwithstanding, the holders of Series A Preferred Stock shall be not be entitled to vote for the election or removal of directors unless, on the record date set for determining the stockholders entitled to vote on such matter or matters, there is then issued and outstanding an amount of Series A Preferred Stock which is in excess of 25% of the Series A Preferred Stock issuable to the holders of Class A Common Stock (other than to an Acquiring Person within the meaning of the Shareholder Rights Plan adopted by the Board of Directors on February 1, 2000 (the "Rights Plan")) in the event all holders of Class A Common Stock (other than any Acquiring Person within the meaning of the Rights Plan) were to subscribe to all of the Series A Preferred Stock issuable to the holders of Class A Common Stock upon exercise of all Rights issued to holders of Class A Common Stock pursuant to the Rights Plan. In the event the holders of Series A Preferred Stock become entitled to vote in any election or removal of directors in accordance with the previous sentence, they shall be entitled, voting separately as a class, to elect and to remove that number of directors of the Corporation as is equal to (i) the total number of directors of the Corporation, less the number of directors which the holders of Class B Common Stock or any other class or classes or series of stock, other than the Class A Common Stock, have the right to elect, divided by (ii) two; PROVIDED, HOWEVER, that the number derived by dividing clause
(i) by clause (ii) above shall be adjusted by (X) rounding such number up to the nearest whole number if such number is not a whole number, or (Y) in the event such number is a whole number, adding one (1) to such number.

     (4) Except as set forth herein, holders of Series A Preferred Stock shall have no special or class voting rights.
(d)  Certain Restrictions.
     (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking junior to (either as to dividends or upon liquidation, dissolution or winding up) the Series A Preferred Stock;
               (ii) declare or pay dividends on or make any other distributions on any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
               (iii) redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
               (iv) purchase or otherwise acquire for
consideration any Series A Preferred Stock, or any shares of the Corporation ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under subparagraph (1) of this paragraph (d), purchase or otherwise acquire such shares at such time and in such manner.
     (e) Reacquired Shares. Any Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation, and upon the taking of any action required by applicable law, become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
     (f) Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made:
          (1) to the holders of shares of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, or
          (2) to the holders of shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
     (g) Consolidation Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (h) No Redemption. The Series A Preferred Stock shall not be redeemable.
     (i)  Ranking.  The Series A Preferred Stock shall be
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junior to all other series of the Corporation's preferred shares as to the payment of dividends and the distribution of assets, except for the Series B Preferred Stock, which shall be and hereby is made pari passu with the Series A Preferred Stock, and except to the extent any other series is hereafter made pari passu with the Series A Preferred Stock.
     (j) Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding Series A Preferred Stock voting together as a single class.
Section 5.5.  Series B Junior Participating Preferred Stock.
     (a) Designation and Amount. Pursuant to a resolution adopted by the Board of Directors of the Corporation on February 1, 2000, 5,254 preferred shares (of no par value) are hereby constituted as a series of preferred shares of the Corporation which shall be designated as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock"), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which shall be as set forth herein.
     (b) Dividends and Distribution. Subject to the prior and superior rights of the holders of any preferred shares of any series ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of Series B Preferred Stock, in preference to the holders of Class A Common Stock and Class B Common Stock of the Corporation, shall be entitled to receive, together and on parity with the Series A Preferred Stock described in Section 5.4 above, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series B Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in this paragraph immediately after it declares a dividend or distribution on the Class B Common Stock (other than a dividend payable in Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class B Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
          Dividends shall begin to accrue and be cumulative on outstanding Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.
     (c) Voting Rights. The holders of Series B Preferred Stock shall have the following voting rights:
          (1) In all proceedings in which action of the stockholders shall be taken, subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of Common Stock, then in each such case the number of votes per share to which holders of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Stock outstanding immediately after such event and the denominator of which is the number of Common Stock that were outstanding immediately prior to such event.
          (2) Except as otherwise provided herein or by law, the holders of Series B Preferred Stock, and the holders of Common Stock and all other series or classes of stock (including, without limitation, the Series A Preferred Stock) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
          (3) The foregoing clauses (c)(1) and (c)(2) notwithstanding, the holders of Series B Preferred Stock shall be not be entitled to vote for the election or removal of directors unless, on the record date set for determining the stockholders entitled to vote on such matter or matters, there is then issued and outstanding an amount of Series B Preferred Stock which is in excess of 25% of the Series B Preferred Stock issuable to the holders of Class B Common Stock (other than to an Acquiring Person within the meaning of the Rights Plan) in the event all holders of Class B Common (other than any Acquiring Person within the meaning of the Rights Plan) were to subscribe to all of the Series B Preferred Stock issuable to the holders of Class B Common Stock upon exercise of all Rights issued to holders of Class B Common Stock pursuant to the Rights Plan. In the event the holders of Series B Preferred Stock become entitled to vote in any election or removal of directors in accordance with the previous sentence, they shall be entitled, voting separately as a class, to elect and to remove two directors of the Corporation.
          (4) Except as set forth herein, holders of Series B Preferred Stock shall have no special or class voting rights.
(d)  Certain Restrictions.
     (1) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in paragraph (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
                    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking junior to (either as to dividends or upon liquidation, dissolution or winding up) the Series B Preferred Stock;
                   (ii) declare or pay dividends on or make any other distributions on any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or
                   (iv) purchase or otherwise acquire for
consideration any Series B Preferred Stock, or any shares of the Corporation ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
     (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under subparagraph (1) of this paragraph (d), purchase or otherwise acquire such shares at such time and in such manner.
     (e) Reacquired Shares. Any Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation, and upon the taking of any action required by applicable law, become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
     (f) Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made:
          (1) to the holders of shares of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, or
          (2) to the holders of shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
     (g) Consolidation Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (h) No Redemption. The Series B Preferred Stock shall not be redeemable.
     (i) Ranking. The Series B Preferred Stock shall be junior to all other series of the Corporation's preferred shares as to the payment of dividends and the distribution of assets, except for the Series A Preferred Stock, which shall be and hereby is made pari passu with the Series B Preferred Stock, and except to the extent any other series is hereafter made pari passu with the Series B Preferred Stock.
     (j) Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding Series B Preferred Stock voting together as a single class.

     IN WITNESS WHEREOF, Crown Central Petroleum Corporation has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Secretary on the 1st day of February, 2000.

ATTEST:                    CROWN CENTRAL PETROLEUM
                           CORPORATION



/s/Dolores B. Rawlings         /s/John E. Wheeler, Jr.
-------------------          By-----------------------
Dolores B. Rawlings          John E. Wheeler, Jr.
Secretary                    Executive Vice President


     THE UNDERSIGNED, Executive Vice President of Crown Central Petroleum Corporation, who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



                                /s/John E. Wheeler, Jr.
Dated: February 1, 2000         ------------------------
                                John E. Wheeler, Jr.
                                Executive Vice President